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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' REPORT


We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-70892 of GreatAmerica Leasing Receivables 2002-1, L.L.C. of our report dated January 23, 2002, appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Cedar Rapids, Iowa
February 26, 2002